UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 22, 2014

SYMANTEC CORPORATION
(Exact name of the registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA (Address of Principal Executive Offices)	94043 (Zip Code)

Registrant’s telephone number, including area code:
(650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On October 22, 2014, Symantec Corporation furnished certain modifications to its historical financial information, as described below. The financial information is furnished as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

Segment Changes

Effective July 5, 2014, we modified our segment reporting structure as we are focused on managing our businesses as a portfolio and optimizing certain businesses for margin or growth. Our three new reporting segments are:
• Consumer Security
• Enterprise Security
• Information Management

The changes in reportable segments have been applied retrospectively to all periods presented in the attached document.

The information in this Current Report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Recast of Certain Historical Financial Information of Symantec Corporation, dated October 22, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: October 22, 2014	By:	/s/ THOMAS J. SEIFERT
Thomas J. Seifert
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Recast of Certain Historical Financial Information of Symantec Corporation, dated October 22, 2014